SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         DOCUMENT SECURITY SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)

             NEW YORK                                    16-1229730
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(State of incorporation or organization)              (I.R.S. employer
                                                      identification no.)

 36 WEST MAIN STREET, ROCHESTER, NY                            14614
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(Address of principal executive offices)                     (zip code)


If this Form relates to the                   If this Form relates to the
registration of a class of securities         registration of a class of
pursuant to Section 12b of  the               securities pursuant to Section 12g
Exchange Act and is effective                 of the General Instruction A.(d)
pursuant to the Exchange Act and              please check the following. ___
is effective pursuant to General
Instruction A.(c) please check
following. ___


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Securities Act registration statement file number to which this form relates

                                                --------------------------------
                                                           (if applicable)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

     TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
     TO BE SO REGISTERED                       EACH CLASS IS TO BE REGISTERED

COMMON STOCK, $.02 PAR VALUE                      AMERICAN STOCK EXCHANGE
----------------------------                  --------------------------------


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

--------------------------------------------------------------------------------
                                (Title of class)


--------------------------------------------------------------------------------
                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         Pursuant to Rule 12b-23 of the General Rules and Regulations under the Securities Exchange Act of 1934 set forth below is a description of the dividend, voting and other material rights of Registrant's Common Stock, $.02 par value

         Registrant is authorized to issue up to 200,000,000 shares of common stock, $0.02 par value per share. As of April 15, 2004, there were 10,868,818 shares of common stock outstanding, which were held of record by 4,319 stockholders.

         The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the shares voting are able to elect all of the directors. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor as well as any distributions to the stockholders, subject to the ability to declare dividends under New York law. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities owed to creditors and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights or preferential rights. There are no redemption or sinking fund provisions applicable to the common stock.

Item 2.           EXHIBITS

                  Pursuant to the Instructions as to Exhibits, the following exhibits have been filed with this Registration Statement or are incorporated herein by reference pursuant to Commission Rule 12b-32:

         (i) Registrant's most recent Report on Form 10KSB for the fiscal year ended December 31, 2003 as filed with the Commission on March 30, 2004 (incorporated by reference).

         (ii) Registrant's Certificate of Incorporation ((incorporated by reference to Exhibit to exhibit 3.1 to the Registrant's Registration Statement on Form S-18 Commission File No. 2-98684-NY)

         (iii)(3.1) Copy of the Amendment dated October 17, 2003 to Registrant's Certificate of Incorporation, as amended.

         (iv) Copy of the Registrant's By-Laws (incorporated by reference to Exhibit to exhibit 3.2 to the Registrant's Registration Statement on Form S-18 Commission File No. 2-98684-NY).



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SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              DOCUMENT SECURITY SYSTEMS, INC.
                                                        (Registrant)


Dated: April 16, 2004                         By    /S/ PATRICK WHITE
                                                 -------------------------------
                                              Patrick White
                                              President and Chief Executive
                                              Officer






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